March 5, 2004

DEAR STOCKHOLDER,
It is my pleasure to invite you to the 2004 Annual Meeting of Stockholders of Autoliv, Inc. which will be held on Tuesday, April 27, 2004, at Bank One, 1 Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, commencing at 9:00 a.m. local time.

Information regarding the matters to be voted upon at the meeting is contained in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting. Therefore, please mark, sign, date and return the accompanying proxy card promptly in the enclosed postage-paid envelope. This way your shares will be voted as you direct even if you cannot attend the meeting.

A public news release covering voting results will be available after the meeting.

The Autoliv, Inc. Annual Report for the fiscal year ended December 31, 2003 is being distributed to stockholders with this proxy statement.
Sincerely,

S. Jay Stewart
Chairman of the Board
Autoliv, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Autoliv, Inc. ("Autoliv"or the "Company") will be held on, Tuesday, April 27, 2004, at 9:00 a.m., local time, at Bank One, 1 Bank One Plaza, 57th floor, Chicago, Illinois 60602, USA, to consider and vote upon:

1. Reelection of three directors for a term of office expiring on the date of the Annual Meeting of Stockholders in 2007 (see page 3).

2. Approval of an Amendment to the Company's 1997 Stock Incentive Plan (see page 14)

3. Ratification of the appointment of Ernst & Young AB as the Company's independent auditors for the fiscal year ending December 31, 2004 (see page 17).

4. Any other business that may properly come before the meeting and/or any adjournment thereof.

The close of business on March 2, 2004 has been fixed as the record date for the annual meeting (the "Record Date"). All stockholders of record at the close of business on that date are entitled to be present and vote at the meeting and/or any adjournment thereof.

Attendance at the annual meeting will be limited to stockholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, a maximum of one authorized representative of an absent stockholder, and invited guests of management. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the Chairman of the annual meeting.

By order of the Board of Directors

March 5, 2004

Jörgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary

AUTOLIV, INC.
Box 70381, SE-107 24 Stockholm, Sweden

PROXY STATEMENT

March 5, 2004

SOLICITATION OF PROXIES
The principal executive offices of the Company are located at World Trade Center, Klarabergsviadukten 70, SE-107 24 Stockholm, Sweden. The Company's telephone number is +46 (8) 587 20 600. The date of this Proxy Statement is March 5, 2004, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report for the fiscal year ended December 31, 2003, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting. This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Stockholders, to be held on Tuesday, April 27, 2004, at 9:00 a.m., local time, at Bank One, 1 Bank One Plaza, 57th Floor, Chicago, Illinois 60602, USA, and at any adjournment thereof (the "2004 Annual Meeting" or the "meeting").

The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Each stockholder is entitled to one vote for each share of common stock held on the Record Date. Shares will be voted in accordance with stockholders' instructions in the accompanying proxy. If no specific instructions are given, the proxies will vote the shares in accordance with the Board's recommendations, which are noted herein, to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange. Any proxy given may be revoked at any time before it is voted at the meeting.

Directors will be elected by a plurality of the votes of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes represented at the meeting and entitled to vote thereat. Consequently, abstentions and broker non-votes (i.e., votes withheld by brokers in the absence of instructions from beneficial holders) will not be counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of establishing a quorum at the meeting.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or facsimile.

In addition, the Company has retained Georgeson Shareholder Communication, Inc. to assist in the solicitation for a fee of $11,000 plus expenses, and WM-data AB for a fee of $45,000 plus expenses.

1. ELECTION OF DIRECTORS
The Company's by-laws provide that the size of the Board shall be fixed from time to time exclusively by the Board. To the extent practicable, one-half of the directors are to be citizens of the United States and one-half of the directors are to be nationals of Sweden or other member states of the European Union. The Board presently consists of eleven members, divided into three classes serving staggered three-year terms. Directors in each class are elected on a rotating basis at the annual stockholders meeting at which the term for such class expires.

Listed below as nominees for reelection at the 2004 Annual Meeting for three-year terms are Per-Olof Aronson, Lars Westerberg and Walter Kunerth whose present terms will expire at that time.

Messrs. Aronsson, Westerberg and Kunerth presently serve as directors, and the Company has not been advised by either of them that they will not serve if elected.

Mr. Dionisio Garza Medina, whose present term also expires at the 2004 Annual Meeting, has advised the Company that he will not stand for reelection due to an increase in his other business commitments. The Nominating and Corporate Governance Committee has commenced the process of identifying potential nominees to fill the vacancy created by Mr. Medina's decision not to stand for reelection to the Board.

THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS.

THE BOARD, MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS
The Board currently consists of eleven members, ten of whom are independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations pronulgated by the Securities and Exchange Commission (the "SEC"). The Board met five times during the year ended December 31, 2003. All but three of the incumbent directors were present at all meetings of the Board and Board committees of which they were members. Mr. Dionisio Garza Medina was excused from participating in two Board meetings and three committee meetings. The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. Under the Guidelines the Company policy is that directors attend the Annual General Meeting of Stockholders. The Board has further adopted a Code of Conduct and Ethics for Directors to assist the individual directors in fulfilling their duties as members of the Board.

Since 1998 the Company has also had a Code of Conduct and Ethics that applies to all employees of the Company and the Company has a Code of Conduct and Ethics for Senior Officers.

The Guidelines and the Codes are posted on the Company's web-site www.autoliv.com/governance.

The Board has determined that Messrs. Aronson, Carlsson, Kunerth, Lorch, Medina, Ringler, Sekiya, Stewart, Stone and Welin qualify as independent directors.

Mr. Stewart has been elected Chairman of the separate sessions of the independent directors.

The independent directors met in separate sessions five times in 2003.

Any interested party who desires to communicate with the Board or the directors regarding the Company can do so under the following address:

Board/Independent Directors
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: jorgen.svensson@autoliv.com

Contact can be made anonymously and communication with the Board or the independent directors is not screened. The Chairman of the Board and the sessions of independent directors receives all such communication after it has been determined that the content represent a message to the Chairman.

Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board or Board committees. Non-employee directors receive for their services a retainer of $ 35,000 per year, plus a fee of $1,500 for each Board meeting attended. The Chairman of the Board receives a retainer of $70,000 per year, plus a fee of $2,400 for each Board meeting attended.

In addition, non-employee directors who are chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive additional annual retainers of $3,000 and the chairman of the Audit Committee receives an additional annual retainer of $ 5,000; and each committee chairman and members receive $1,500 except the Chairman of the Board of Directors who receives $1,600 for attendance at a committee meeting.

Non-employee directors who are elected or continuing as such at annual stockholders meetings also receive annual grants of shares of Company common stock with a market value of $15,000 and the Chairman of the Board with a value of $ 30,000, at the time of grant.

NOMINEES FOR DIRECTORS AT THE APRIL 2004 ANNUAL MEETING
Per-Olof Aronson, age 73, has been a director of Autoliv since May 1997. He was a director of Autoliv AB from Autoliv's initial public offering in 1994. Mr. Aronson worked in the aluminum company Granges AB between 1956 and 2000, where he held various senior executive positions, including three years as Technical Director and 11 years as President and Chief Executive Officer. Mr. Aronson was from 1995 to 2000 Vice Chairman of SAPA AB (formerly known as Granges). Mr. Aronson holds a graduate degree in Chemical Engineering from the Royal Institute of Technology (KTH) in Stockholm.

Walter Kunerth, age 63, has been a director of Autoliv since August 1998. Professor Kunerth is a Senior Advisor to the investment banking group Lazard Freres. He is also a member of the Supervisory Board of Gildemeister AG and Chairman of the Supervisory Boards of Basler AG, Götz AG, Paragon AG and Suspa GmbH. For more than 20 years, Professor Kunerth held various senior executive positions at Siemens AG in Germany, including as a member of Siemens' Corporate Executive Board (1993-97), President of Siemens' Automotive Systems Group (1988-93) and head of Siemens' Automotive Electronics Division. He holds a doctorate degree in Engineering from the University of Stuttgart and has been named Honorary Professor by the university.

Lars Westerberg, age 55, has been a director and President and Chief Executive Officer of Autoliv, Inc. since February 1999. From 1994 until he assumed his positions with Autoliv, he was President and Chief Executive Officer of Granges AB, a Swedish-based aluminum and plastics company listed on the Stockholm Stock Exchange. From 1991 to 1994 he held the same positions at the publicly-traded welding company Esab AB. He started his employment at Esab in 1984 and held several executive positions, including President of Esab´s North American subsidiary. He is the Chairman of Ahlsell AB, a Swedish heating, water and sanitation company and a director of Plastal AB, a Swedish supplier of automotive plastic components and Haldex AB, a listed Swedish automatic braking and transmission supplier. Mr. Westerberg holds a Master of Science degree in Electrical Engineering from the Royal Institute of Technology (KTH) in Stockholm and an M.B.A. from the University of Stockholm.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2005 ANNUAL MEETING
Sune Carlsson, age 63, has been a director of Autoliv since June 2003. Mr. Carlsson has been the President, Chief Executive Officer and Director of AB SKF, a Swedish- based leading global supplier of products, customer solutions and services in the rolling bearing, seals and related businesses. Mr. Carlsson is chairman of the board of Atlas Copco AB, a Swedish-based industrial group listed on the Stockholm Stock Exchange. Mr. Carlsson also serves on the boards of Investor AB - Sweden's largest industrial holding company listed on the Stockholm Stock Exchange - and Picanol N.V. - a Belgium-based weaving systems company. Mr. Carlsson holds a Master of Engineering Degree from the Chalmers University of Technology in Gothenburg, Sweden.

S. Jay Stewart, age 65, has been a director of Autoliv since May 1997 and has served as the Chairman of the Board, since April, 2001. He was Chairman and Chief Executive Officer of Morton International, Inc. from April 1994 through October , 1999, and was a director of Morton between 1989 and 1999. Mr. Stewart was President and Chief Operating Officer of Morton International, Inc. from 1989 through March 1994. He is a director of Household International, Inc. and of Box USA Corp. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.

Roger W. Stone, age 68, has been a director of Autoliv since May 1997 and is Chairman and Chief Executive Officer of Box USA Corp. He served until 1998 as Chairman of the Board (since 1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a multinational producer and marketer of pulp, paper and packaging products. Mr. Stone was President and Chief Executive Officer of Smurfit Stone Container Corporation from 1998 to 1999. He was a director of Morton International Inc. from 1989 through 1999 and is a director of McDonald's Corporation since 1989. He is a graduate of the University of Pennsylvania's Wharton School of Finance.

INCUMBENT DIRECTORS - TERMS EXPIRING AT THE 2006 ANNUAL MEETING
George A. Lorch, age 62, has been a director of Autoliv since June 2003. Mr. Lorch is Chairman Emeritus of Armstrong Holdings, Inc., a global company that manufactures flooring and ceiling materials, since 2000. Mr. Lorch is since 2002 Chairman and Chief Executive Officer of Armstrong Holdings Inc., and its President and Chief Executive Officer from September 1993 to May 1994. He was Chairman of Armstrong World Industries, Inc. from May 1994 to May 2000, its President and Chief Executive from September 1993 to May 2000 and a Director from 1988 to November 2000. Mr. Lorch serves on the Board of Pfizer, Inc., the world's largest pharmaceutical and consumer healthcare company, Williams Companies, Inc., an energy company - and Household International, Inc., a financial service company. Mr. Lorch is a graduate of the Virginia Polytechnic Institute.

James M. Ringler, age 57, has been a director of Autoliv since January 2002, and is Vice Chairman of Illinois Tool Works Inc. since 1999. Prior to joining Illinois Tool Works, Mr. Ringler was Chairman, President and Chief Executive Officer of Premark International, Inc. which merged with Illinois Tool Works in November, 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer prior to becoming the CEO in 1996. He serves on the boards of Dow Chemical Company, FMC Technologies, Inc., Corn Products International and NCR Corporation. He also serves on the board of the Manufacturers Alliance for Productivity and Innovation (MAPI). Mr. Ringler holds a Bachelor of Science degree in business administration and an M.B.A. degree in finance from the State University of New York.

Tetsuo Sekiya, age 68, has been a director of Autoliv since April 2001. He has been Chairman of NSK Ltd. since 2002, was President and CEO between 1994 and 2001, and has held several senior executive positions in the ballbearing company since 1958, including heading NSK North America. He is i.a. an advisor to the Japan Bearing Industrial Association, and director of Keidanren, the Japan Federation of Economic Organizations. Mr. Sekiya, who holds a Bachelor of Science degree in Economics from Keio University, was in 1998 honored with the Medal of Blue Ribbon from His Majesty the Emperor of Japan in recognition of his outstanding services to the industry in Japan.

Per Welin, age 66, has been a director of Autoliv since May 1997 and of Autoliv AB since 1995. Mr. Welin served as Executive Vice President and director of the investment company L-E Lundberg-foretagen AB from 1991 to 1998 and has been Chairman of the Board of L-E Lundberg-foretagen AB since 1998. He also holds the position of director of Holmen AB. Mr. Welin has a Master of Science degree in Engineering Physics from the Chalmers Institute of Technology in Gothenburg, from which he also holds a licentiate of engineering degree in applied thermo- and fluid dynamics. He also holds an M.B.A. from the Gothenburg School of Economics.

COMMITTEES OF THE BOARD
There are three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All Audit, Compensation and Nominating and Corporate Governance committee members are determined by the Board to qualify as independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

The Audit Committee appoints, in its sole discretion (subject to shareholder ratification) the Company's independent auditors and is responsible for the compensation, retention and oversight of the work of the independent auditors and for any special assignments given to such auditors. The committee also reviews the annual audit and its scope, including the independent auditor's letter of comments and management's responses thereto; approves any non-audit services provided to the Company by its independent auditors; reviews possible violations of the Company's business ethics and conflicts of interest policies; reviews any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of the independent auditors' examinations. Members of this committee were Messrs. Welin (Chairman), Aronson, Carlsson, Kunerth, Lorch and Stewart. The committee met five times in 2003.

The Compensation Committee advises the Board of the Company with respect to the compensation to be paid to the directors of the Company and approves and advises the Board with respect to the terms of contracts to be entered into with the senior executives of the Company. The Committee also administers the Company's cash and stock incentive plan. Members of this committee were Messrs. Stone (Chairman), Aronson, Medina, Ringler, Stewart and Welin. The committee met twice in 2003.

The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to serve as members of the Board and assist the Board in reviewing the composition of the Board and its committees, monitoring a process to assess Board effectiveness and developing and implementing the Company's Corporate Governance Guidelines. The Committee will consider Stockholder nominees for election to the Board if timely advance written notice of such nominees is received by the Secretary of the Company at its principal executive officers in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. Members of this Committee were Messrs. Stewart (Chairman), Aronson, Carlsson, Kunerth, Lorch, Medina, Ringler, Stone, Sekiya and Welin. The committee met four times in 2003.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2000 and subsequently amended last in December of 2003. A copy of the Amended Audit Committee Charter is attached to this Proxy Statement as Appendix A. The Charter is also posted on the Company's web-site at www.autoliv.com/governance. Each of the members of the Audit Committee is independent and is qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations as promulgated by SEC. Each of the members possesses financial literacy and accounting or related financial management expertise, and Mr. Welin is determined by the Board to qualify as a financial expert. The Audit Committee appoints the Company's independent auditors.

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with the Company's management and independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. In addition, the Company's independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and the Audit Committee discussed with the independent accountants their independence. The Audit Committee also concluded that the independent auditors provision of non-audit services to the Company is compatible with the independent auditors independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

The Audit Committee can be contacted regarding accounting issues as follows:
The Audit Committee
c/o Vice President Legal Affairs
Autoliv, Inc.
Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20608
Fax: +46 8 587 20633
E-mail: jorgen.svensson@autoliv.com

Contacts can be made anonymously and communication with the Committee is not screened. The Chairman of the Committee will receive all such communication after it has been determinated that the contents represent a message to the Chairman.

Per Welin, Chairman
Per-Olof Aronson
Sune Carlsson
Walter Kunerth
George A. Lorch
S. Jay Stewart

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board. The Committee further advises the Board on composition and procedures of committees, and is responsible for the development of the Company's Corporate Governance Guidelines and the oversight of the evaluation of the Board and its committees as well as the Company's management.

The Nominating and Corporate Governance Committee acts under a written charter first adopted and approved by the Board of Directors in 2002 and subsequently amended in December 2003. A copy of the Charter is available on the Company's web-site at www.autoliv.com/governance. Each of the members of the Committee is independent and qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC.

In 2003 two new directors were appointed to fill vacancies on the Board of Directors pursuant to the By-laws of the Company.

Mr. Sune Carlsson was proposed to the Nominating and Corporate Governance Committee by the Chief Executive Officer of the Company, and Mr. George A. Lorch was proposed by the Chairman of the Board.

The candidates met with the Chairman of the Board and management of the Company. The Committee evaluated the proposed candidates and determined that they had the necessary skills, experiences and qulifications to fulfil the duties on the Board.

The Committee thereafter recommended to the Board to appoint the candidates to be members of the Board of Directors.

The Board determined that both candidates qualified as independent under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated by SEC.

The directors nominated for reelection, Messrs. Aronson, Westerberg and Kunerth, have been reviewed and recommended for re-election by the Committee. In the case of Mr. Aronson, the Committee and the Board has decided to waive the Company's director retirement policy because Mr. Aronson is in excellent health and his vast experience, knowledge and expertise continue to be valuable to the Board and the Company.

The Nominating and Corporate Governance Committee will consider director candidates nominated by stockholders so long as such nominiations are submitted to the Committee by stockholders in accordance with Article II, Section 6 of the By- laws of the Company. In considering candidates submitted by shareholders, the Committee will take into consideration the need of the Board and the qualifications of the candidate.

Qualifications of director candidates that are considered by the Committee include an attained position of leadership in the candidates area of expertise, business and financial experience relevant to the Company, possession of demonstrated sound business judgment, expertise relevant to the Company's line of businesses, independence and ability to serve on standing Committees and the ability to serve the interests of all stockholders.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board - for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Corporate Governance Committee also, from time to time, engages firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and serve on the Board, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the persons' accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

The Nominating and Corporate Governance Committee can be contacted as follows:
The Nominating and Corporate Governance Committee
c/o Vice President Legal Affairs
Autoliv, Inc. Box 70381
SE-107 24 Stockholm, Sweden
Phone: +46 8 587 20 608
E-mail: jorgen.svensson@autoliv.com

Contacts can be made anonymously and communication with the Committee is not screened. The Chairman of the Committee receives all such communication after it has been determined that the content represents a message to the Chairman.

S. Jay Stewart, Chairman
Per-Olof Aronson
Sune Carlsson
Walter Kunerth
George A. Lorch
Dionisio Garza Medina
James M. Ringler
Roger W. Stone
Tetsuo Sekiya
Per Welin

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
On March 2, 2004, the Record Date for the 2004 Annual Meeting, there were 94,979,475 shares of common stock outstanding, each entitled to one vote. Only stockholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding.

As of the date of this proxy statement, three stockholders were known to the Company to beneficially own more than 5% of the Company's common stock. As of December 31, 2003, TIAA-CREF, 730 Third Avenue, New York, NY 10017-3206, USA was known to hold 5,304,342 shares of common stock representing 5.6 percent. Barclays Global Investors, 45 Fremont Street, San Francisco, CA 94015, USA was known to hold 5,155,855 shares of common stock representing 5.4 percent and Templeton Invest Counsel Inc., 500 East Broward Boulevard, Fort Lauderdale, FL 33394-3091, USA was known to hold 4,810,000 shares of common stock representing 5.1 percent of all outstanding shares of common stock.

The following table shows the Company common stock beneficially owned as of March 2, 2004, by each present director and each executive officer named in the Summary Compensation Table on page 10; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown.

Shares beneficially owned 1) 2)
Per-Olof Aronson	7,485
Sune Carlsson	0
Halvar Jonzon	18,210
Walter Kunerth	618
George A. Lorch	0
Magnus Lindquist	0
Benoit Marsaud	35,910
Dionisio Garza Medina	335
James M. Ringler	618
Tetsuo Sekiya	2,200
S. Jay Stewart	77,767
Roger W. Stone	5,019
Jörgen I. Svensson	7,500
Per Welin	3,485
Lars Westerberg	169,000

All directors, nominees and	429,660
executive officers as a group 3)

1) All amounts shown represent less than 1% of the outstanding shares of the Company.
2) Includes shares issuable upon exercise of options exercisable within 60 days as follows: Halvar Jonzon 18,210 shares, Benoit Marsaud 30,864 shares, Jörgen I. Svensson 7,500 shares, Lars Westerberg 136,500 shares.
3) Includes 283,972 shares issuable upon exercise of options exercisable within 60 days.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees and who qualify as independent directors under applicable rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board (the "Committee") advises the Board regarding senior officers' compensation and administers the Company's cash and stock incentive compensation strategy. The purpose of this plan and the objectives of the Committee are to:

  provide competitive compensation programs so as to be able to attract, retain and motivate top management talent, pay for performance, motivating both long- and short-term performance on behalf of Company stockholders, place greater emphasis on at-risk incentive compensation than on fixed salaries, particularly for senior executives, base the incentive compensation of business unit or subsidiary executives on the performance of their operations, while including a component which recognizes overall Company performance, and join shareholder and management interests.
To further these objectives, the compensation of senior executive officers includes three components: (1) base salaries, (2) annual bonus programs, and (3) a stock incentive program.
The Committee has consulted with an independent compensation consulting firm for advice in regard to the total compensation of the Company's senior executive officers.

BASE SALARIES
The Committee recommends salaries for senior executive officers based on data on competitive comparable salaries received from independent compensation consultants, position and individual performance.

ANNUAL BONUS PROGRAMS
The Committee determined annual bonus payments for 2003 based on performance during 2003. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 100% of their base salaries as of the beginning of the performance periods depending on salary grade and attainment of Company and applicable business unit and subsidiary profit targets as approved by the Committee. Based on these factors and the terms of such annual bonus programs, the Committee approved bonus payments to senior executive officers for 2003 varying from 50% to 98% of their base salaries with a median of 60%.

STOCK INCENTIVE PLAN
For 2003, the Committee authorized stock option and restricted stock units ("RSU") grants to selected officers of the Company and its subsidiaries. All options granted for 2003 are for 10 year terms with an exercise price equal to the market price on the date of grant, and become exercisable after one year of continued employment following the grant date. All RSU's granted vest after three years and are conditional upon the optionee not having given notice of termination of employment prior to such date. The RSUs are otherwise subject to the terms and conditions under the Stock Incentive Plan. Executive officers received option grants for 2003 ranging from 5,000 shares to 37,500 shares, and received RSU grants ranging from 1,667 shares to 12,500 shares, (see "Option Grants in Last Fiscal Year").

In December, 2000, the Committee concluded that the stock options under the Stock Incentive Plan had become unattractive, and therefore the programme did not accomplish its intended purpose of attracting and retaining executive personnel, motivating executive personnel and providing incentive compensation that was competitive with those of other major corporations. The Committee further concluded that it was of the utmost importance to expediently ensure that executive personnel was retained and motivated. The Committee received advice from an independent compensation consultant, and thereafter offered optionees the opportunity to cancel the options granted 1997, 1998 and 1999 against (i) a grant by the Company to the optionee of a number of RSUs representing 30 percent of the number of options cancelled, and (ii) a commitment by the Company to grant the optionee, under the terms and conditions of the Stock Incentive Plan, a number of Stock Options, corresponding to 20 percent of the number of options cancelled, which were granted on June 18, 2001, with an exercixe date of June 18, 2002. The exercise price was equal to the market price on June 18, 2001.

CHIEF EXECUTIVE OFFICER
The compensation paid to the Company's Chief Executive Officer, Mr. Lars Westerberg, for 2003 was determined based on information on competitive compensation levels received from an independent compensation consultant.

For 2003, the Committee approved a stock option grant of 37,500 shares and a RSU grant of 12,500 shares of common stock of the Company to Mr. Westerberg, a cash compensation at an annual rate of SEK 6,500,000 (USD 802,698), and an annual performance bonus of SEK 3,250,000 (USD 401,349) with a maximum of SEK 6,500,000 (USD 802,698).

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION
Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers that is not "performance-based" (as defined in the Code). It is the Committee's general policy to avoid the loss of tax deductibility whenever compliance with Section 162(m) would be consistent with the Company's incentive compensation objectives.

Consequently, the employee incentive compensation programs in which the Company's most highly compensated officers participate have been structured to comply with the Code's definition of performance-based compensation. To qualify as performance-based under the Code, compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

Notwithstanding its general policy, however, the Committee retains the discretion to authorize incentive payments that may not be deductible if it believes that doing so would be in the best interest of the Company and its stockholders.

Roger W. Stone, Chairman
Per-Olof Aronson
Dionisio Garza Medina
James M. Ringler
S. Jay Stewart
Per Welin

STOCK PERFORMANCE GRAPH (1)
The following graph compares the cumulative stockholder returns on the Company's common stock with Standard & Poors 500 Index and Standard & Poor's Auto Parts & Equipment Index.

1) Dividends at a rate of $2,94 per share of common stock were paid during the period and are included in the cumulative return on the Company common stock.

SUMMARY COMPENSATION TABLE (USD) (1)

	Annual Compensation				Long-Term Compensation		All Other Compensation
Name and Principal Function	Fiscal year	Salary	Bonus (3)	Other Ann. Comp.	Securities Underlying Options (2)	Restricted Stock Units (4)	(6)

Lars Westerberg Chief Executive Officer	2003 2002 2001	802,698 564,509 484,496	679,200 0 130,233	0 0 0	37,500 50,000 49,000	12,500 0 0	1,157,921 370,843

Benoit Marsaud Vice Pres. Manufacturing Pres. Autoliv France	2003 2002 2001	343,662 250,447 225,564	216,432 0 95,694	0 0 0	7,500 10,000 13,364	2,500 0 0

Magnus Lindquist (5) Chief Financial Officer	2003 2002 2001	277,857 210,408 96,900	135,836 25,600 0	0 0 0	7,500 10,000 10,000	2,500 0 0	84,807 24,180

Halvar Jonzon (5) Vice President Purchasing	2003 2002 2001	228,460 177,050 13,929	148,185 5,132 0	0 0 0	7,500 10,000 710	2,500 0 0	123,939 26,099

Jörgen I. Svensson Vice President Legal Affairs, General Counsel and Secretary	2003 2002 2001	216,111 144,720 131,298	123,487 0 35,000	0 0 0	7,500 10,000 15,558	2,500 0 0	61,061 18,850

(1) The amounts contained in the table below were paid either in Swedish Krona or French Francs, or Euro.
All amounts have been converted to dollars using the following exchange rates:
2003 - 1 USD = 8.098 SEK = 0.8875 EUR
2002 - 1 USD = 9.740 SEK, 1 USD = 1.0629 EUR
2001 - 1 USD = 10.320 SEK, 1 USD = 7,315 FRF
(2) The 2001 option grant includes replacement options for cancelled options; (see "Stock Incentive Plan").
(3) Bonuses are normally paid the year following the year earned after decision by the Compensation Committee. No bonuses were earned for 2001. Messrs. Lindquist and Jonzon received guaranteed, non-recurring bonuses related to their employment.
(4) The RSUs are subject to the terms and conditions of the Stock Incentive Plan and generally vest after three years from the grant date. At December 31, 2003, Mr. Westerberg held 12,500 RSUs with a fair market value of $470,625 and Messrs. Marsaud, Lindquist, Jonzon and Svensson each held 2,500 RSUs with a fair market value of $94,125.
(5) Mr. Lindquist was employed in the summer of 2001 and Mr. Jonzon was employed in the fall of 2001.
(6) All other compensation consists of pension premiums covering early retirement from the age of 60 and/or complementary pension benefits after the age of 65, (see "Pension Plans"). For Mr. Westerberg the amount includes $700,000 which is an adjustment of prior years premium.

OPTION GRANTS IN LAST FISCAL YEAR

		Individual Grants	(1)	Expiration	Potential Realizable Value
	Number of	% of Total	Exercise	Date	at assumed Annual Rates
Name and	Securities	Options	or Base		of Stock Price Appreciation
Principal	Underlying	Granted	Price		for Option Term (2)
Function	Options	to Employees	(per share)
	Granted	in Fiscal year			5%	10%

Lars Westerberg	37,500	9.7	$21.36	2/1/13	503,744	1,276,500
Chief Executive
Officer

Benoit Marsaud	7,500	1.9	$21.36	2/1/13	100,725	255,300
Vice President
Manufacturing
President
Autoliv France

Halvar Jonzon	7,500	1.9	$21.36	2/1/13	100,725	255,300
Vice President
Purchasing

Magnus Lindquist	7,500	1.9	$21.36	2/1/13	100,725	255,300
Chief Financial
Officer

Jörgen I. Svensson	7,500	1.9	$21.36	2/1/13	100,725	255,300
Vice President
Legal Affairs
General Counsel and Secretary

(1) For 2003, all senior executive officers of the Company as a group received 110,000 options and 36,667 RSU's, and all employees of the Company (other than executive officers) as a group received 275,500 options and 92,050 RSUs.
(2) The amounts shown in these two columns represent potential realizable values based upon the assumed rates of stock price appreciation that are set by SEC rules and are not intended to forecast the future appreciation of the Company's common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Shares Acquried on Excercise	Value Realized	Number Of Securities Underlying Unexercised Options At Fiscal Year-End Excercisable/Unexercisable	Value Of Unexercised In-The-Money Options At Fiscal Year-End ($) Exercisable/Unexercisable
Lars Westerberg	0	0	99,000 / 37,500	1,896,840 / 610,875
Chief Executive Officer

Benoit Marsaud	0	0	23,364 / 7,500	453,000 / 122,175
V.P. Manufacturing
President ALV France

Halvar Jonzon	0	0	10,710 / 7,500	191,568 / 122,175
Vice President Purchasing

Magnus Lindquist	10,000	162,190	10,000 / 7,500	176,900 / 122,175
Chief Financial Officer

Jörgen I. Svensson	15,558	269,480	10,000 / 7,500	176,900 / 122,175
Vice President Legal Affairs, General Counsel and Secretary

EQUITY COMPENSATION PLANS (1)

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (3)	Weighted-average exercise price of outstanding options, warrants and rights (4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders (2)	1,304,344	$20.13	862,514(5)
Equity compensation plans not approved by security holders	-	-	-
Total	1,304,344	$20.13	1862,514

(1) All information as of December 31, 2003.
(2) Consists of Autoliv, Inc. 1997 Stock Incentive Plan.
(3) Includes 126,713 shares of common stock issuable upon the vesting and conversion of RSU.
(4) Excludes vested and converted RSUs referred to in note 3 above.
(5) Includes 862,514 shares of common stock available for future issuance under the Autoliv, Inc. 1997 Stock Incentive Plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL SEVERANCE AGREEMENTS
Senior Executive Officers including Messrs. Westerberg, Lindquist, Jonzon and Svensson named in the Summary Compensation Table have Service Agreements with the Company that provide for a notice of termination of employment by the Company of 24 months for Mr. Westerberg, and a notice of 18 months and in addition a payment of one year's severance calculated as described below for other Senior Executive Officers including Messrs. Lindquist, Jonzon and Svensson. Mr. Marsaud has an agreement providing for a notice of terminaton of 6 months.

Senior Executive Officers of the Company have Change of Control Severance Agreements with the Company ("agreements") which were originally effective until December 31, 1998 for Mr. Svensson until December 31, 2000 for Mr. Westerberg and until December 31, 2002, for Messrs. Lindquist and Jonzon which all are automatically extended annually for additional one-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executive's employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. In the event that during the two-year period following a change of control, the executive terminates the executive's employment for Good Reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times for Mr. Westerberg, and two and a half time for other Senior Executive Officers, the sum of (i) such executive's then current annual salary, (ii) the average of the bonuses received for the two most recent fiscal years or the bonus for the most recent fiscal year, if higher, and (iii) the taxable value of the benefit of a company car, and (iv) the value of any pension benefits to which the executive would have been entitled to if he remained in service for one year following termination.

PENSION PLANS
The Company has paid pension benefit premiums for Messrs. Westerberg, Lindquist, Jonzon and Svensson in accordance with customary Swedish practice and for Mr. Marsaud in accordance with customary French practice. Normal retirement age is 65. Mr. Westerberg has an agreement allowing retirement at the age of 60 with pension benefits amounting to 70 percent of the base salary at retirement until the age of 65 and amounting to 50 percent of the base salary after the age of 65. Pursuant to such agreement, the Company pays insurance premiums to ensure the pension benefits of Mr. Westerberg for the period from the date of his retirement until the normal retirement age of 65 and thereafter.

Senior Executive Officers of the Company other than Mr. Westerberg have the right to retire at the age of 60 with pension benefits amounting to 70 percent of the base salary at retirement and with complementary pension benefits after the age of 65. Pursuant to such agreements, the Company pays insurance premiums on a linear basis to ensure the pension benefits for the period from the date of retirement until normal retirement age of 65 and thereafter for complementary pension benefits.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 2003, the Section 16(a) filing requirements were complied with by all incumbent executive officers and directors during the year, except that each of Messrs. S. Jay Stewart, Hans-GÖran Patring, Per Welin, Roger W. Stone, Per-Olof Aronson and Magnus Lindquist filed an amendment on Form 4 to correct inaccurate information previously reported.

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN (the "Amendment")
The Company's 1997 Stock Incentive Plan, which was first approved by stockholders at the 1998 Annual Meeting of Stockholders and amended with stockholders' approval in 1999, provides that an aggregate of 2,800,000 shares of the Company's common stock, plus the number of shares issuable in connection with the exchange of "old" Morton International, Inc. options for options in the stock of the Company be reserved for issuance under the Plan. The Board has determined it necessary to amend the Plan to reserve an additional 2,000,000 shares of the Company's common stock for issuance under the Plan. The amendment is attached to this Proxy Statement on Appendix B.

The Board has approved and recommends stockholder approval of such Amendment to the Plan in the belief that grants and awards of cash and stock thereunder (collectively, "awards") will assist Company Management to attract, retain and provide appropriate incentives to key personnel. In addition, approval by stockholders will enable certain awards to qualify as "performance-based compensation" not subject to the limitations on deductibility of executive compensation in excess of $1 million contained in Section 162 (m) of the Internal Revenue Code.

The following summary of the Plan, as amended, is qualified in its entirety by reference to the complete text of the Plan and the Amendment, copies of which can be obtained from the Company by any stockholder upon written request. References herein to the "Plan" shall mean the Plan as it is proposed to be amended unless the context requires otherwise.

The Plan is intended to promote the long term financial interests and growth of the Company by (a) attracting and retaining executive personnel, (b) motivating executive personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations, and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

The Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") of the Code which, generally, limits the deduction by an employer for compensation of certain covered officers ("Covered Employees"). Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, may be disregarded for purposes of this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid are disclosed to and approved by the stockholders in separate vote prior to the payment. Accordingly, if the Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Plan will not fail to be deductible under Section 162(m).

General
The Plan is administered by The Compensation Committee of the Board. The Plan provides for the granting of awards to such key employees of the Company and its affiliates as the Compensation Committee may select from time to time. At present approximately 400 employees are eligible to participate in the Plan.

Currently, an aggregate of 2,800,000 shares of the Company's common stock ("Company Stock"), plus the number of shares issuable in connection with the exchange of "old" Morton International, Inc. options for options in the stock of the Company, is reserved for issuance under the Plan, subject to adjustment as described below. If stockholder approval is received for the Amendment, the Plan, as amended, will provide for the reservation of 4,800,000 shares of Company Stock, plus the number of shares issuable in connection with the exchange of "old" Morton International, Inc. options for options in the stock of the Company, subject to adjustment as described below. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company's treasury or a combination thereof. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Plan. The total number of shares of Company Stock subject to awards (including awards paid in cash but denominated as shares of Company Stock) granted to any Participant in the Plan during any calendar year may not exceed 600,000. (While this upper limit is available to the Compensation Committee for extraordinary situations such as employment of Executive Officers it has never been used.) In the event that the Compensation Committee determines that any recapitalization, reorganization, spin off, stock split, combination or other increase or reduction in the number of issued shares of Company Stock affects such Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants in the Plan, then the Compensation Committee may make such equitable changes or adjustments as it deems necessary to the number and kind of shares of Company Stock which may thereafter be issued in connection with awards, the limit on individual awards, the number and kind of shares of Company Stock subject to each outstanding award, and the exercise price of each award.

Awards under the Plan may be made in the form of (a) Incentive Stock Options, (b) Non-Qualified Stock Options (Incentive and Non-Qualified Stock Options are collectively referred to as "options"), (c) stock appreciation rights, (d) Restricted Stock, and (e) Other Awards.

Administration
The Plan is administered by the Compensation Committee. The Compensation Committee consists entirely of independent directors pursuant to the rules of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and will, at all times, consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) and a "non-employed director" within the meaning of Rule 16b-3. The Compensation Committee is authorized, among other things, to interpret and implement the provisions of the Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Awards under the Plan
Stock Options
Options granted pursuant to the Plan will be exercisable at such time or times as the Compensation Committee determines. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Compensation Committee; provided, however, that in the case of an Incentive Stock Option, the option exercise price may be no less than the fair market value of a share of Company Stock on the date of grant and in the case of a Non-Qualified Stock Option the option exercise price may be no less than the par value of a share of Company Stock. The option exercise price is payable by any one of the following methods or a combination thereof, to the extent permitted by the Compensation Committee: (a) cash; (b) check, bank draft or money order; (c) by surrender of shares of Company Stock having a fair market value on the date of the exercise equal to the option exercise price; or (e) by any other consideration.

Stock Appreciation Rights
Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted independently of any option will be subject to the same vesting rules as described above for options. A stock appreciation right granted in tandem with any stock option will be exercisable only when and to the extent the option to which it relates is exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and receive from the Company, in cash, an amount equal to the excess of the fair market value of a share of Company Stock in respect of which such stock appreciation right is being exercised.

Restricted Stock
The Compensation Committee may grant restricted shares of Company Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

Other Awards
Other cash awards and awards valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the Compensation Committee has the sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards. Participants may elect to defer all or a portion of such Other Awards in accordance with procedures established by the Compensation Committee. The Compensation Committee may, in its discretion, make awards with terms and conditions different from those specified in the Plan to participants who are employed outside of the United States or who are foreign nationals.

Other Features of the Plan
In the event of a Change in Control (as defined in the Plan), all outstanding awards will become fully vested and/or immediately exercisable.

The Board or the Compensation Committee may suspend, revise, terminate or amend the Plan at any time; provided, however, that no such action may, without the consent of a participant, reduce the participants' rights under any outstanding award.

New Plan Benefits
The Compensation Committee has approved grants of awards under the plan for 2004 of in total 300,000 options and 100,000 RSUs. See "OPTION GRANTS IN LAST FISCAL YEAR" for the name, position and grant information for Plan participants who were granted awards under the Plan for 2003.

Certain Federal Income Tax Consequences
The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options
An optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the fair market value of the Company Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Company Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of Company Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss.

Incentive Stock Options
An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Restricted Stock
A grantee will not recognize any income upon the receipt of Restricted Stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of Restricted Stock with respect to which the holder has recognized ordinary income (i.e. a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.

Other Types of Awards
The grant of stock appreciation right will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE PLAN.

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed Ernst & Young AB as the independent auditing firm for the Company's fiscal year ending December 31, 2004. The Committee has been advised that Ernst & Young AB has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

In accordance with directions of the Committee, this appointment is being presented to the stockholders for ratification at the 2004 Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's certificate of incorporation or by-laws, the Committee and management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Committee will consider that fact when it selects independent auditors for the next year.

Ernst & Young AB has been the independent auditing firm for the Company since May 1997. Ernst & Young AB has been the independent auditors for Autoliv AB since 1984. Audit services provided to the Company by Ernst & Young AB during 2003 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon.

AUDIT FEES
The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003, and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2003 was $3,0 million, out of which Ernst & Young AB billed $2,9 million. The aggregate fees billed for the year 2002 was $2,2 million, out of which Ernst & Young AB billed $1,9 million.

AUDIT RELATED SERVICES FEES
The aggregate fees billed for audit related services for the fiscal year ended December 31, 2003, were $930,000, of which Ernst & Young AB was paid $90,000.

TAX FEES
The aggregate fees billed for professional services rendered for tax compliance, tax advise and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 were $2,227,000 and 1,183,000, respectively, of which Ernst & Young AB was paid $465,000 and $385,000, respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
The aggregate fees billed for the non-audit, financial information systems design and implementation services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, rendered by Ernst & Young AB during the fiscal year ended December 31, 2003 and December 31, 2002 were $ 0.

All Other Fees
The aggregate fees billed for services rendered by Ernst & Young AB, other than the services discussed in the preceding four paragraphs, for the fiscal years ended December 31, 2003 and December 31, 2002, were $157,000 and $339,000 respectively.

The Audit Committee has considered the services discussed in the preceding five paragraphs and provided to the Company by Ernst & Young AB and determined that the provision of these services is compatible with maintaining the independence of Ernst & Young AB. The Audit Committee has, however, instructed management to reduce to a minimum services rendered by Ernst & Young AB other than audit services in the future. In addition, the Audit Committee has adopted strict guidelines for the use of Ernst & Young AB to provide audit and non audit services, including Audit Committee pre-approval of any such audit and non-audit services.

Representatives of Ernst & Young AB will not be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AB AS THE COMPANY'S INDEPENDENT AUDITORS.

4. DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
Management does not now intend to bring before the 2004 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the stockholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment to the extent permitted by applicable law and the listing requirements of the New York Stock Exchange.

For business to be properly brought before an annual stockholders meeting by a stockholder, timely advance written notice thereof must be received by the Secretary of the Company at its principal executive offices in accordance with the Company's by-laws, a copy of which may be obtained by written request to the Company's Secretary. No such notices were received for the 2004 Annual Meeting. For the Company's 2005 Annual Stockholders Meeting any such notices must be received by the Company not later than February 27, 2005 and not earlier than January 27, 2005.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
Stockholder proposals intended for inclusion in the proxy statement for the 2005 Annual Stockholders Meeting must be received by the Secretary of the Company at its principal executive offices no later than November 8, 2004.

By Order of the Board
March 5, 2004

Jorgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary
Stockholm, Sweden

Appendix A

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF AUTOLIV, INC.
AS ADOPTED ON DECEMBER 17, 2003

I STATEMENT OF POLICY
The Audit Committee will provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and the financial reporting process, (ii) the systems of internal accounting and financial controls, the management's monitoring and controlling of business risk, and the internal audit services function, (iii) the independent auditors' qualifications and independence, (iv) the compliance by the Company with legal and regulatory requirements and (v) the preparation of the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company's annual proxy statement. In so doing it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal audit service providers and the management of the Company.

II ORGANIZATION
A Charter
At least annually, the charter will be reviewed and reassessed by the Committee and any proposed changes will be submitted to the Board of Directors for approval.

B Members
The members of the Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors, who shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated by SEC.

Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

The chairperson and a non-voting Secretary of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgement, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "accounting or related financial management expertise", as the Board interprets such qualification in its business judgement. Further, either (i) at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a "financial expert", the Committee shall so inform the Company.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board.

C Meetings
In order to discharge its responsibilities, the Committee shall at the beginning of each year establish a schedule of meetings, additional meetings may be scheduled as required.

D Agenda, Minutes and Reports
An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting.
The Secretary (or his/her designee) shall prepare minutes for all meetings of the Committee to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be periodically distributed to the full Board of Directors. The Committee shall make regular reports to the Board.

E Access to Records, Consultants and Others
In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to retain outside legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company, the Company's outside counsel, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to the Committee. The Committee shall also insure that sufficient opportunity exists for its members to meet with the independent auditors without members of management present and with members of management without the independent auditors present.

III DUTIES AND RESPONSIBILITIES OF THE COMMITTEE
In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

(a) Appoint, in its sole discretion (subject to shareholder ratification), and be responsible for the compensation, retention and oversight of the work of, the firm of independent auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year;

(b) Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company's management). Approval of audit and permitted non-audit services may also be made by the chairperson of the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting;

(c) Review the performance of the Company's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Obtain at least annually from the Company's independent auditors and review a report describing:

(i) the independent auditors' internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

(e) Oversee the independence of the Company's independent auditors by, among other things:

(i) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

(ii) ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Company's financials statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Corporation;

(iii) ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company's audit; and

(iv) considering whether there should be a regular rotation of the Company's independent auditors;

(f) Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject to shareholder ratification), evaluation and termination of the Company's independent auditors;

(g) Review and accept, if appropriate, the annual audit plan of the Company's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

(h) Review the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors;

(i) Review with management, the Company's independent auditors and, if appropriate, the director of the Company's internal auditing department, the following:

(ii) the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;

(iii) critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements;

(iv) major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgements made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company's financial statements;

(v) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(vi) all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(vii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(j) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

(iii) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(k) Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting;
(l) Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

(iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

(m) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

(n) Review:

(i) the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors and management of the Company; and

(ii) the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report;

(o) Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

(p) Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(q) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors, the Company's internal auditing department and management, including meeting with such parties separately and privately with on a periodic basis;

(r) Review the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

(s) Establish clear hiring policies by the Company for employees or former employees of the Company's independent auditors;

(t) Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

u) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

(v) Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

(w) Review the Company's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors;

(x) Review the Company's program to monitor compliance with the Company's Code of Conduct, and meet periodically with the Company's Compliance Officer to discuss compliance with the Code of Conduct;

(y) Obtain from the Company's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(z) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(aa) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

(bb) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function;

(cc) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report;

(dd) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

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Appendix B

AMENDEDMENT NO. 2 TO THE
AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN

This Amendment is made to the Autoliv, Inc. 1997 Stock Inventive Plan (the "Plan"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.
WHEREAS, Autoliv, Inc. (the "Company") desires to reserve an additional 2,000,000 shares of Common Stock for issuance upon the exercise of awards which may be issued pursuant to the Company's 1997 Stock Incentive Plan.
NOW, THEREFORE, the Plan is amended by restating the first sentence of Section 3 of the Plan in its entirety to provide the following: The number of shares of common stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, a number of shares equal to the sum of (a) 4,800,000 plus (b) the number of shares issuable in connection with options to purchase shares of common stock of Morton which are exchanged for options (the "Exchanged Options") to purchase common stock of the Company in connection with the Transaction; provided, however, that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, or if the Company receives any shares of common stock as the exercise price of any award (up to a maximum of 4,800,000 shares so received by the Company), such shares shall again be available under the Plan. Such shares of common stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Awards may not be made to any participant in any calendar year covering more than 600,000 shares of common stock.
IN WITNESS WHEREOF, the Company has caused its corporate name to be hereunto affixed by its duly authorized officer this 12th day of February, 2004.

Autoliv, Inc,

JÖrgen I. Svensson
Vice President for Legal Affairs,
General Counsel and Secretary

Autoliv Inc, Box 70381, SE-107 24 Stockholm, Sweden
World Trade Center, Klarabergsviadukten 70, Section E
Tel: +46 (8) 587 206 00; Fax +46 (8) 24 44 79; Web Site: www.autoliv.com
Investor relations:
Sweden Tel: +46 (8) 587 206 23; Fax +46 (8) 411 70 25
U.S. Tel: +1 (248) 475 04 09; Fax +1 (248) 475 98 31